UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported July 10, 2007

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)	Effective July 10, 2007, the Compensation Committee of the Board of Directors of MSC.Software Corporation (the “Company”) approved the grant of non-qualified stock options (“NQSO”) for the following executive officers representing the number of shares as listed below:

Named Executive Officer

Glenn R. Wienkoop, President and Chief Operating Officer:

160,000 NQSO

John A. Mongelluzzo, Executive Vice President, Business Administration, Legal Affairs and Secretary:

115,000 NQSO

Sam M. Auriemma, Executive Vice President and Chief Financial Officer:

15,000 NQSO

These NQSO are subject to the terms of the Company’s 2006 Performance Incentive Plan (the “Plan”) and the MSC.Software Corporation 2006 Performance Incentive Plan Nonqualified Stock Option Agreement (form of agreement is hereby attached as Exhibit 10.1). The above referenced NQSO grants will vest in four (4) equal annual installments beginning on the first (1) anniversary date of the grants and all unexercised options will terminate on the tenth (10) anniversary date of the grants. In accordance with the Plan the exercise price was set at the close of business on July 10, 2007 at $13.61 per share.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Item Number	Description
10.1	Form of MSC. Software Corporation 2006 Performance Incentive Plan Nonqualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION (Registrant)

Date: July 16, 2007	By:	/S/ DOUGLAS W. CAMPBELL
Douglas W. Campbell
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Item Number	Description
10.1	Form of MSC. Software Corporation 2006 Performance Incentive Plan Nonqualified Stock Option Agreement

5